Exhibit 4.4

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of July 21, 2015 by and among:

1.              Viomi Technology Co., Ltd, an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”);

2.              Viomi Limited, a company organized and existing under the laws of the British Virgin Islands (the “BVI Co.”);

3.              Viomi HK Technology Co., Limited (雲米香港科技有限公司), a company organized and existing under the laws of Hong Kong (the “HK Co.”);

4.              Lequan Technology (Beijing) Co., Limited (乐泉科技（北京）有限公司), a limited liability company organized and existing under the laws of the PRC, as the wholly-owned subsidiary of the HK Co. (the “WFOE”);

5.              Foshan Yunmi Electrical Technology Co., Ltd. (佛山市云米电器科技有限公司), a limited liability company organized and existing under the laws of the PRC (the “Foshan Affiliate”);

6.              Beijing Yunmi Science and Technology Co., Ltd. (北京云米科技有限公司), a limited liability company organized and existing under the laws of the PRC (the “Beijing Affiliate”, collectively with the Foshan Affiliate, the “PRC Affiliates” and each a “PRC Affiliate”);

7.              Chen Xiaoping, a PRC citizen with his ID No. of 511024197503241038 (the “Founder”);

8.              Each of the entities as set forth in Schedule A attached hereto (collectively the “Class B Investors”, and each a “Class B Investor”); and

9.              Each of the entities as set forth in Schedule B attached hereto (collectively the “Series A Investors”, and each a “Series A Investor”, together with the Class B Investors, the “Investors” and each an “Investor”).

The Company, the HK Co., the WFOE, the PRC Affiliates and each of their direct or indirect subsidiaries are referred to collectively herein as the “Group Companies”, and each, a “Group Company”. The WFOE, the PRC Affiliates and each of their direct or indirect subsidiaries are referred to collectively herein as the “PRC Companies”, and each a “PRC Company”. For the avoidance of doubt, Shunwei (as defined in Schedule A) will be deemed as a Class B Investor with respect to the Class B Ordinary Shares held by it, and will be deemed as a Series A Investor with respect to the Series A Preferred Shares held by it.

RECITALS

A.                                    The Company, the BVI Co., the HK Co., the WFOE, the PRC Affiliates, the Founder, the Series A Investors and the Class B Investors have entered into a Shares Purchase Agreement dated July 9, 2015 (the “Share Purchase Agreement”), under which the Company shall issue and allot certain number of series A convertible preferred shares, par value US$0.0001 per share (the “Series A Preferred Shares”) to the Series A Investors and certain number of class B ordinary shares, par value US$0.0001 per share (the “Class B Ordinary Shares”) to the Class B Investors.

B.                                    In connection with the consummation of the transactions contemplated by the Share Purchase Agreement, the parties hereto desire to enter into this Agreement and the Ancillary Agreements (as defined in the Share Purchase Agreement) for the governance, management and operations of the Group Companies and for the rights and obligations between and among the shareholders and the Company.

C.                                    The Share Purchase Agreement provides that the execution and delivery of this Agreement by the parties shall be a condition precedent to the consummation of the transactions contemplated under the Share Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1.                                                                  Information and Inspection Rights.

(a)         Information Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds any shares of the Company, the each Group Company shall deliver to such Investor:

(i)                       audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year, prepared in conformance with the United States generally accepted accounting principles (the “US GAAP”) throughout the period and audited by an accounting firm acceptable to the Investors;

(ii)                    unaudited quarterly consolidated financial statements, within forty five (45) days after the end of each quarter prepared in conformance with US GAAP or the PRC generally accepted accounting principles (the “PRC GAAP”);

(iii)                 an annual capital expenditure and operations budget of the Group Companies for each fiscal year (the “Budget”), as approved in accordance with Article 41 of the Restated Articles, within forty five (45) days before the end of each fiscal year;

(iv)                copies of all Company documents or other Company information sent to any shareholder;

(v)                   upon the written request by any Investor, such other information as such Investor shall reasonably request from time to time (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to such Investor pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the US GAAP. Notwithstanding the annual audit specified in this Section 1.1(a)(i), for so long as an Investor holds no less than one percent (1%) of the outstanding share capital of the Company (on a fully diluted and as converted basis), such Investor shall have the right to appoint an accounting firm at its sole discretion and at its own expenses to audit the financial statements of any of the Group Companies. Each of the Group Companies shall give a written notice to the Investors immediately if there is any event that may have a material adverse effect or cause any significant obligation to any of the Group Companies.

(b)         Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds no less than one percent (1%) of the total issued share capital of the Company (on a fully diluted and as converted basis), each Investor shall, at such Investor’s expense, during normal business hours following reasonable and prior notice to the Company, have (i) the right to inspect facilities, financial records, books and bank accounts of the Group Companies, and (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”); provided, however, that the Company and any other Group Company shall not be obligated pursuant to this Section 1.1(b) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information based on opinion of its counsel, or would adversely affect the attorney-client privilege between the Company or any other Group Company and its counsel.

(c)          Qualified Initial Public Offering. The Group Companies and Founder undertake to the Investors to use their best effort to achieve a firm commitment underwritten registered public offering of the shares of the Company (which shall be subject to the prior written consent of the Investors) in the United States, that has been registered under the United States Securities Act of 1933, as amended from time to time, including any successor statutes, Hong Kong or Mainland China, with net proceeds to the Company in excess of US$200,000,000 (net of underwriters’ discounts and commissions) and an implied valuation of the Company prior to such offering of at least US$800,000,000, or in a similar public offering or listing alternative in another jurisdiction on a recognized regional or national securities exchange acceptable to the Series A Investors holding more than sixty-seven percent (67%) of the Series A Preferred Shares of the Company (the “Series A Majority”) and the Class B Investors holding more than sixty-seven percent (67%) of the Class B Ordinary Shares of the Company (the “Class B Majority”, together with the Series A Majority, collectively as the “Majority Holders”); provided that such offering satisfies the foregoing net proceeds and valuation requirements (the “Qualified Initial Public Offering”), before December 31, 2020. The terms and conditions of the Qualified Initial Public Offering and the identity of the manager/arranger of the Qualified Initial Public Offering shall be subject to the prior written consent of the Series A Majority and the Class B Majority. Each of the Group Companies and the Founder jointly and severally undertakes that the Group Companies and the Founder shall take all steps consistent with the requirements of applicable laws and regulations to minimize the lock-up of the Investors in the event of a Qualified Initial Public Offering.

(d)         Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of the Qualified Initial Public Offering.

1.2.                                                                  Board of Directors. The Amended and Restated Memorandum and Articles of Association of the Company (the “Restated Articles”) shall provide that the Board of Directors of the Company (the “Board”) shall consist of three (3) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles. Effective from the date hereof,

(i)             Red Better (as defined in Schedule A) shall be entitled to appoint and remove one (1) director (the “Red Better Director”) and shall also be entitled to remove any director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any director occupying such position; and

(ii)          the BVI Co. shall be entitled to appoint and remove two (2) directors (the “Ordinary Directors”) and shall also be entitled to remove any director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any director occupying such position).

A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than two (2) directors (including the Red Better Director), provided, however, that if such quorum cannot be obtained for a Board meeting after two (2) consecutive notices of Board meetings have been sent by the Company with the first notice providing not less than ten (10) days of prior notice and the second notice providing not less than seven (7) days of prior notice, then the attendance of any director shall constitute a quorum. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof.

Each of Sequoia and Shunwei is entitled to appoint and remove one (1) Investor Observer to attend all meetings of the Board of the Company and the board of any other Group Company and all committees thereof (whether in person, by telephone or other means) in a non-voting observer capacity (the “Investor Observers”). The Investor Observers shall be entitled to receive notices, minutes, and all other materials in relation to the meetings that each of the Group Companies provide to other members of the board of directors or committees, provided, however, that each of the Investor Observers shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided. For the avoidance of doubt, the Group Company shall not be obligated to provide the Investor Observers access to any information, as reasonably determined by the majority of the Board, which shall be a trade secret or the disclosure of which would otherwise constitute a conflict of interests.

1.3.                                                                  The Board of the HK Co., the WFOE and the PRC Affiliates. Each of the HK Co., the WFOE and the PRC Affiliates and any other affiliates of the Company shall mirror the Board of the Company. The Investors shall be entitled to appoint the same number of observers to each of the board of the other Group Companies as it is entitled to appoint to the Board of the Company.

The term “Affiliate” in this Agreement means, with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any member, general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

2.                                      REGISTRATION RIGHTS.

2.1.                                                                  Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company’s Class A Ordinary Shares (as defined in the Restated Articles) in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in Hong Kong or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2.                                                                  Definitions. For purposes of this Section 2:

(a)         Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b)         Registrable Securities. The term “Registrable Securities” means: (1) any Class A Ordinary Shares of the Company issued or issuable pursuant to conversion of any shares of Class B Ordinary Shares and/or Preferred Shares issued (A) under the Share Purchase Agreement, or (B) pursuant to the Right of Participation (defined in Section 3.1), (2) any Class A Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Class B Ordinary Shares and/or Preferred Shares described in clause (1) of this subsection (b), (3) any other Class A Ordinary Shares of the Company owned or hereafter acquired by the holders of Class B Ordinary Shares and/or Preferred Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)          Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then Outstanding” shall mean the number of Class A Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Class B Ordinary Shares and/or Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)         Holder. For purposes of this Section 2, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)          Form F-3. The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)           SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)          Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)         Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)             Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

2.3.                                                                  Demand Registration.

(a)         Request by Holders. If the Company shall, at any time after the earlier of (i) six (6) years after Closing or (ii) one (1) year following the taking effect of a registration statement for a Qualified Initial Public Offering, receive a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) (or any lesser percentage if the anticipated gross proceeds to the Company from such proposed offering would exceed US$5,000,000) of the Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.3. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction. In addition, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws in the condition that the Company is not at that time eligible to use Form F-3.

(b)         Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty percent (20%) (or any lesser percentage if the anticipated gross proceeds to the Company from such proposed offering would exceed $5,000,000) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)          Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4.                                                                  Piggyback Registrations.

(a)         The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of Class B Ordinary Shares and the Preferred Shares without the consent in writing of the Majority Holders.

(b)         Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)          Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5.                                                                  Form F-3. In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)         Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)         Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)                       if Form F-3 is not available for such offering by the Holders;

(ii)                    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii)                 if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period;

(iv)                if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4 (a); or

(v)                   in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)          Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6.                                                                  Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses, underwriting discounts and commissions, and fees for special counsel of the Holders participating in such registration) shall be borne by the Company; provided, however, the expenses of any special audit required in connection with a Demand Registration shall be borne pro rata by the Holders participating in such registration. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7.                                                                  Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)         Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)         Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)          Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)         Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)          Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)           Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)          Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8.                                                                  Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9.                                                                  Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)         By the Company. To the extent permitted by law and the Restated Articles, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)             any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)          the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)       any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)         By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)          Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)         Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)          Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10.                                                           No Registration Rights to Third Parties. Without the prior written consent of the Majority Holder then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.11.                                                           Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Class A Ordinary Shares, the Company agrees to:

(a)         Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)         File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)          So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.12.                                                           Market Stand-Off. Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other shareholders of the Company enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a Qualified Initial Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

2.13.                                                           Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 shall terminate (i) on the fifth (5th) anniversary of the Qualified Initial Public Offering, (ii) upon the termination, liquidation, dissolution of the Company and Liquidation Event (as defined below) or (iii) if and when in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

3.                                      RIGHT OF PARTICIPATION.

3.1.                                                                  General. The Company shall not issue any New Securities without the prior written approval of the Class B Majority and the Series A Majority at the time of such issuance. Any holders of Preferred Shares (as defined in Restated Articles) and/or Class B Ordinary Shares and their assignees to which rights under this Section 3 have been duly assigned in accordance with Section 8 (hereinafter referred to as a “Participation Rights Holder”) shall have the preemptive right to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2.                                                                  Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is equal to the product obtained by multiplying (x) the aggregate number of the New Securities to be issued by the Company by (y) a fraction, the numerator of which is the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder at the time of such issuance and the denominator of which is the total number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation. For the purpose of this Agreement, “fully-diluted” means, with respect to the capitalization of the Company, all warrants, options and convertible securities of the Company are taken into account and assumed to be exercised.

3.3.                                                                  New Securities. “New Securities” shall mean any Preferred Shares, Ordinary Shares (as defined in the Restated Articles) or other voting shares of the Company and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a)         any Class A Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans approved in accordance with the Transaction Documents (as defined in the Share Purchase Agreement);

(b)         any Preferred Shares issued under the Share Purchase Agreement, as such agreement may be amended and any Class A Ordinary Shares issued pursuant to the conversion of any Preferred Shares and Class B Ordinary Shares;

(c)          any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(d)         any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security prior to the issuance of the Preferred Shares; or

(e)          any securities issued pursuant to a Qualified Initial Public Offering.

3.4.                                                                  Procedures.

(a)         First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have thirty (30) business days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such thirty (30) business day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)         Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant, other than a Participation Rights Holder who fails or declines to exercise its Right of Participation in accordance with subsection (a) above, shall have five (5) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.

3.5.                                                                  Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within thirty (30) days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6.                                                                  Termination. The Right of Participation for each Participation Rights Holder shall terminate upon a Qualified Initial Public Offering or a Liquidation Event (as defined in Section 7).

4.                                      TRANSFER RESTRICTIONS.

4.1.                                                                  Right of First Refusal. In accordance with all the provisions of this Section 4:

(a)         each holder of Series A Preferred Shares and Class B Ordinary Shares (the “Non-Selling Shareholders I”) shall have the right of first refusal to purchase its First Refusal Allotment (as defined below), of all or any part of any shares that any holder of Class A Ordinary Shares (the “Class A Selling Shareholders”) may transfer from time to time after the date of this Agreement;

(b)         each Investor (the “Non-Selling Shareholders II”) shall have the right of first refusal to purchase its First Refusal Allotment, of all or any part of any shares that the BVI Co. and/or the Founder (the “Founder Selling Shareholder”) may transfer from time to time after the date of this Agreement; and

(c)          the BVI Co. (the “Non-Selling Shareholder III”, together with the Non-Selling Shareholders I and the Non-Selling Shareholders II, the “Non-Selling Shareholders”) shall have the right of first refusal to purchase its First Refusal Allotment, of all or any part of any Class B Ordinary Shares and/or any Series A Preferred Shares that any Investor (the “Investor Selling Shareholders”, together with the Class A Selling Shareholders and Founder Selling Shareholder, the “Selling Shareholders”) may transfer from time to time after the date of this Agreement.

4.2.                                                                  Sale of Shares; Notice of Sale. In accordance with Section 4.1 and subject to Section 4.6 of this Agreement, if any Selling Shareholder proposes to sell or transfer any applicable shares (the “Offered Shares”) held by it, then such Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each of the applicable Non-Selling Shareholders as set forth in the Section 4.1 within fifteen (15) business days prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of the Offered Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

4.3.                                                                  Exercise of Right of First Refusal. In accordance with Section 4.1 of this Agreement, each applicable Non-Selling Shareholder shall have an option for a period of ten (10) business days from receipt of the Transfer Notice issued by such relevant Selling Shareholder (the “Non-Selling Shareholder’s First Refusal Period”) to elect to purchase the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice. The applicable Non-Selling Shareholders may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying such relevant Selling Shareholder in writing before expiration of such Non-Selling Shareholder’s First Refusal Period as to the number of shares that it wishes to purchase. Each applicable Non-Selling Shareholder will have the right, by delivery of written notice (the “Non-Selling Shareholder’s First Refusal Notice”) to such relevant Selling Shareholder, the Company and each other applicable Non-Selling Shareholder (if any) within the Non-Selling Shareholder’s First Refusal Period of its election to exercise its right of first refusal hereunder. The Non-Selling Shareholder’s First Refusal Notice shall set forth the number of Offered Shares that such applicable Non-Selling Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Non-Selling Shareholder. Such right of first refusal shall be exercised as follows:

(a)         First Refusal Allotment. Each applicable Non-Selling Shareholder shall have the right to purchase that number of the Offered Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Class A Ordinary Shares (on an as-converted basis) held by such applicable Non-Selling Shareholder at the time of the transaction and the denominator of which is the total number of Class A Ordinary Shares (on an as-converted basis) owned by all applicable Non-Selling Shareholders at the time of the transaction who elect to participate in the right of first refusal purchase. An applicable Non-Selling Shareholder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Non-Selling Shareholder’s First Refusal Period to purchase up to all of its First Refusal Allotment of the Offered Shares. To the extent that any applicable Non-Selling Shareholder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the relevant Selling Shareholder and the exercising Non-Selling Shareholders (if any) shall, at the exercising Non-Selling Shareholders’ sole discretion, within five (5) days after the end of the Non-Selling Shareholder’s First Refusal Period, make such adjustment to the First Refusal Allotment of each exercising Non-Selling Shareholder so that any additional Offered Shares may be allocated to those Non-Selling Shareholders exercising their rights of first refusal on a pro rata basis.

(b)                                 Purchase Price and Payment. The purchase price for the Offered Shares to be purchased by the applicable Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board (including the Red Better Director) in good faith, which determination will be binding upon the Company, the relevant Selling Shareholder and the applicable Non-Selling Shareholders, absent fraud or error. Payment of the purchase price for the Offered Shares purchased by the Non-Selling Shareholders shall be made within ten (10) days following the date of the First Refusal Expiration Notice (as defined in the Section 4.4(c) below) by wire transfer or check as directed by the Selling Shareholder.

(c)                                  Expiration Notice. Within fifteen (15) business days after the expiration of the Non-Selling Shareholder’s First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the relevant Selling Shareholder and the applicable Non-Selling Shareholders specifying either (i) that all of the Offered Shares were subscribed by the applicable Non-Selling Shareholders exercising their rights of first refusal, or (ii) that the applicable Non-Selling Shareholders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale

Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of the co-sale right of the applicable Non-Selling Shareholders (if any) who have not exercised its right of first refusal with respect to any or all of the Offered Shares .

(d)                       Rights of a Selling Shareholder. If any applicable Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the applicable Non-Selling Shareholder, the relevant Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such applicable Non-Selling Shareholder in accordance with the terms of this Agreement, and the relevant Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be transferred to such applicable Non-Selling Shareholder.

4.4.                                                                  Exercise of Co-Sale Right. In the event that any Investor has not exercised its right of first refusal with respect to any or all of the relevant Offered Shares to which such Investor is entitled to exercise such right of first refusal (the “Co-Sale Rights Holders”), then the remaining Offered Shares not subscribed for under the right of first refusal pursuant to Section 4.1, 4.2 and 4.3 above shall be subject to co-sale rights under this Section 4.4 and each Co-Sale Rights Holder shall have the right, exercisable upon written notice to the relevant Selling Shareholder, the Company and each other Co-Sale Rights Holders (the “Co-Sale Notice”) within ten (10) business days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Class A Ordinary Shares (on both an absolute and as-converted to Class A Ordinary Shares basis) that such Co-Sale Rights Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Rights Holder. To the extent one or more of the Co-Sale Rights Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares that such relevant Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Rights Holder shall be subject to the following terms and conditions:

(a)         Co-Sale Pro Rata Portion. Each Co-Sale Rights Holder may sell all or any part of that number of Class A Ordinary Shares (on both an absolute and as-converted to Class A Ordinary Shares basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Class A Ordinary Shares (on both an absolute and as-converted to Class A Ordinary Shares basis) owned by such Co-Sale Rights Holder at the time of the sale or transfer and the denominator of which is the combined number of Class A Ordinary Shares (on both an absolute and as-converted to Class A Ordinary Shares basis) at the time owned by all Co-Sale Rights Holders and the relevant Selling Shareholder (“Co-Sale Pro Rata Portion”).

(b)         Transferred Shares. Each participating Co-Sale Rights Holder shall effect its participation in the sale by promptly delivering to the relevant Selling Shareholder for transfer to the prospective purchaser an instrument of transfer and one or more certificates, properly endorsed for transfer, which represent:

(i)             the number of Class A Ordinary Shares (on an absolute and as-converted basis) which such Co-Sale Rights Holder elects to sell;

(ii)          that number of Preferred Shares or Class B Ordinary Shares which is at such time convertible into the number of Class A Ordinary Shares that such Co-Sale Rights Holder elects to sell; provided in such case that, if the prospective purchaser objects to the allotment of Class B Ordinary Shares or Preferred Shares in lieu of Class A Ordinary Shares, such Co-Sale Rights Holder shall convert such Class B Ordinary Shares or Preferred Shares into Class A Ordinary Shares and deliver Class A Ordinary Shares as provided in Subsection 4.4(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)       a combination of the above.

(c)          Payment to Co-Sale Rights Holders. The share certificate or certificates that the participating Co-Sale Rights Holder delivers to the relevant Selling Shareholder pursuant to Section 4.4(b) shall be transferred to the prospective purchaser and the register of members shall be updated in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the relevant Selling Shareholder shall concurrently therewith remit to such Co-Sale Rights Holder that portion of the sale proceeds to which such Co-Sale Rights Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Co-Sale Rights Holder exercising its co-sale right hereunder, the relevant Selling Shareholder shall not sell to such prospective purchaser or purchasers any shares unless and until, simultaneously with such sale, the relevant Selling Shareholder shall purchase such shares or other securities from such Co-Sale Rights Holder.

(d)         Right to Transfer. To the extent the applicable Non-Selling Shareholders do not elect to purchase, or the Co-Sale Rights Holders do not to participate in the sale of, any or all of the Offered Shares subject to the Transfer Notice, the relevant Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the applicable Non-Selling Shareholders of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the applicable Non-Selling Shareholders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are more favorable from those described in the Transfer Notice, as well as any subsequent proposed transfer of any shares by the relevant Selling Shareholder, shall again be subject to the right of first refusal of the applicable Non-Selling Shareholders and the co-sale right of the Co-Sale Rights Holders and shall require compliance by the relevant Selling Shareholder with the procedures described in Sections 4.1, 4.2, 4.3 and 4.4 of this Agreement.

4.5.                                                                  Permitted Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal of the applicable Non-Selling Shareholders and co-sale rights of the Co-Sale Rights Holders as set forth in the Section 4.1, 4.2, 4.3 and 4.4 above shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right held by the Company in the event of a termination of employment or consulting relationship, (b) any transfer of shares to trusts for the benefit of such persons for bona fide estate planning purposes, (c) any transfer of shares held by any Founder Selling Shareholder and Class A Selling Shareholder to its spouse, children or other family members for bona fide estate planning purposes, or (d) any transfer of Class A

Ordinary Shares held by the BVI Co. to the Opitionees (as defined in the Share Purchase Agreement) (each transferee pursuant to the foregoing subsections (a) to (d) is hereafter referred as a “Permitted Transferee”); provided that (i) adequate documentation therefor is provided to the applicable Non-Selling Shareholders to their satisfaction, (ii) any such transfer or distribution to a Permitted Transferee shall comply with applicable law and regulations, including without limitation any requirement for the transferee to make any required filings with the State Administration of Foreign Exchange; and (iii) that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor.

4.6.                                                                  Prohibited Transfers.

(a)                                                         Except for (i) any transfer by the Founder, the BVI Co. or any holder of Class A Ordinary Shares to its Permitted Transferees as provided in Section 4.5 above, , or (ii) any transfers for execution of the ESOP (as defined in Section 11.1 below) which has been approved by the Board (including approval of the Red Better Director) none of the Founder, the BVI Co. or the holders of Class A Ordinary Shares or their Permitted Transferees shall, without the prior written consent of the Majority Holders or their permitted assigns, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Company securities held by it/him to any person on or prior to a Qualified Initial Public Offering.

(b)                                                         Notwithstanding anything to the contrary contained herein, each Investor shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any direct or indirect interest in any Company securities held by it to a Direct Competitor of the Company without prior written consent by the majority of the Board. For purposes of this Agreement, a “Direct Competitor” means any company who is mainly engaged in the business of water purification equipment.

(c)                                                          Any attempt by a party to sell or transfer shares in violation of this Section 4.6 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Majority Holders or their permitted assigns.

4.7.                                                                  The shareholders specifically agree that the restrictions with regard to the transfer of the BVI Co.’s shares in the Company as described under this Section 4 shall apply equally to transfer of the Founder’s shares of the BVI Co., as if each of the provisions under this Section 4 has been repeated under this Section 4.7 with regard to transfer of the shares of the BVI Co. except that the reference to the shares in the Company has been revised to refer to the shares in the BVI Co..

4.8.                                                                  Restriction on Indirect Transfers. Except for transfers by a holder of shares in the BVI Co. to its Permitted Transferees as provided in Section 4.5 above, without the prior written approval of the Majority Holders:

(a)         (i) the shareholder of the BVI Co. shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by him in the BVI Co. to any person; and (ii) the BVI Co. shall not, and the shareholder of the BVI Co. shall not cause the BVI Co. to, issue to any person any equity securities of the BVI Co. or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the BVI Co..

(b)         the shareholder of the BVI Co. and the BVI Co. shall not, or shall not cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him or the BVI Co. respectively in the Company to any person. Any transfer in violation of this Section 4.8 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

(c)          Except in compliance with this Agreement, each Group Company shall not, and the Founder shall not (i) sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by it and/or him in the Group Companies to any person; and (ii) cause any Group Company to, issue to any person any equity securities of such Group Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Group Company.

4.9.                                                                  Guarantees by the Indirect Shareholders. The shareholders of the BVI Co. hereby jointly and severally guarantee and warrant the performance and obligations of the BVI Co. under this Agreement.

4.10.                                                           Legend.

(a)         Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)         Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.10(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.11.                                                           Term. The provisions under this Section 4 shall terminate upon the earlier to occur of (i) a Qualified Initial Public Offering, or (ii) a Liquidation Event as defined in Section 7 below.

5.                                      DRAG-ALONG RIGHT.

5.1.                                                                  If at any time after the third anniversary of the Closing Date (as defined in the Share Purchase Agreement), the Majority Holders approve a proposed Acquisition (as defined below), then, in any such event, upon written notice from such

Majority Holders requesting them to do so, all existing shareholders (including the Founder and any holder of Class A Ordinary Shares), directly and indirectly, shall (i) vote, or give their written consent with respect to, all the shares directly or indirectly held by them in favor of such proposed Acquisition and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Acquisition; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Acquisition; and (iii) take all actions reasonably necessary to consummate the proposed Acquisition, including without limitation amending the then existing Memorandum and Articles of Association of the Company; provided, however, the existing shareholders may elect not to vote or give their consent with respect to, all the shares directly or indirectly held by them in favor of such proposed Acquisition, but in any such event, the existing shareholders who elect not to vote in favor of such proposed Acquisition, shall be obliged to purchase all the Class A Ordinary Shares (on an as-converted basis) held by all the other holders of the shares of the Company, under the same terms and conditions as offered by the prospective purchaser of the proposed Acquisition.

5.2.                                                                  For purposes of this Section 5, an “Acquisition” shall mean (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

5.3.                                                                  Term. The provisions under this Section 5 shall be terminated upon the occurrence of a Qualified Initial Public Offering.

6.                                      REDEMPTION.

6.1.                                                                  Redemption by the Company. Notwithstanding anything to the contrary herein, at any time after the earlier of (i) the fifth anniversary of the Closing Date (if the company has not consummated a Qualified Initial Public Offering), or (ii) any material breach by the Founder or the Group Companies, of any representatives, warranties or covenants of the Transaction Documents (the “Redemption Start Date”), then subject to the applicable laws and, if so requested by any Investor (collectively, the “Redemption Shareholders”), the Company and/or the Founder shall redeem all or part of the outstanding Series A Preferred Shares and/or Class B Ordinary Shares held by such Investor (collectively, the “Redeemable Shares”) in cash out of funds legally available therefor (the “Redemption”). The price at which each Redeemable Share shall be redeemed (the “Redemption Price”) shall be equal to as below:

IP X (106%) N + D, where

IP = applicable Share Issue Price (as defined in Section 7.1 below) for the applicable Redeemable Shares;

N = a fraction the numerator of which is the number of calendar days between date the Redemption Shareholders acquired their applicable Redeemable Shares and the relevant Redemption Date on which such Redeemable Share is redeemed and the denominator of which is 365;

D = all declared but unpaid dividends on each Redeemable Share up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

Notwithstanding anything to the contrary, to the extent both Series A Preferred Shares and Class B Ordinary Shares held by any Redemption Shareholders are to be redeemed at the same time, then:

(x) no Class B Ordinary Shares of the Company shall be redeemed unless and until the Company shall have redeemed all of the Series A Preferred Shares requested to be redeemed pursuant to this Section 6.1 and shall have paid all the applicable Redemption Price for such Series A Preferred Shares requested to be redeemed payable pursuant to this Section 6.1; if on the Redemption Date, the Company does not have sufficient cash or funds legally available to redeem all of the Series A Preferred Shares required to be redeemed, then the number of Series A Preferred Shares then redeemed shall be based ratably on all Series A Preferred Shares to be redeemed, and the remainder shall be carried forward and redeemed as soon as the Company has legally available funds to do so; and

(y) after payment of the applicable Redemption Price in full on all Series A Preferred Shares to be redeemed, no other securities of the Company shall be redeemed unless and until the Company shall have redeemed all of the Class B Ordinary Shares requested to be redeemed pursuant to this Section 6.1 and shall have paid all the applicable Redemption Price for such Class B Ordinary Shares requested to be redeemed payable pursuant to this Section; if after the redemption of the Series A Preferred Shares, the Company does not have sufficient cash or funds legally available to redeem all of the Class B Ordinary Shares required to be redeemed, then the number of Class B Ordinary Shares then redeemed shall be based ratably on all Class B Ordinary Shares to be redeemed, and the remainder shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

If the Company does not have sufficient cash or funds legally available to redeem any of the Redeemable Shares required to be redeemed, the Company and the Founder shall use their best effort to cause the remaining Redeemable Shares to be purchased, including without limitation, to seek, facilitate and procure third parties to acquire the remaining Redeemable Shares on terms and conditions acceptable to the relevant Redemption Holders. In this Section 6, all references to “redemption by the Company” shall be read as references to “redemption or purchase (as the case maybe) by the Company and the Founder”.

6.2.                                                                  Notice. A notice of redemption (a “Redemption Notice”) by such Redemption Shareholders shall be given by hand or by mail to the Company and the Founder at any time on or after the Redemption Start Date stating the date on which the applicable Redeemable Shares are to be redeemed (the “Redemption Date”), provided, however, that the Redemption Date shall be no earlier than the date 30 days after such notice of redemption is given. Upon receipt of any such request, the Company and the Founder shall promptly give written notice of the redemption request to each non-requesting holder of record of applicable Redeemable Shares stating the existence of such request, the Redemption Price, the Redemption Date and the mechanics of redemption.

6.3.                                                                  Surrender of Certificates. Before any Redemption Shareholder shall be entitled for redemption under the provisions of this Section 6, such Redemption Shareholder shall surrender his or her certificate or certificates representing such applicable Redeemable Shares to be redeemed to the Company and the Founder in the manner and at the place designated by the Company for that purpose, and the Redemption Price shall be payable on the Redemption Date to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each such certificate shall be cancelled on the Redemption Date. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such applicable Redeemable Shares to be redeemed, all dividends on such applicable Redeemable Shares designated for redemption on the relevant Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accrued and unpaid dividend up to the relevant redemption date), without interest, shall cease and terminate and such Redeemable Shares shall cease to be issued shares of the Company. If the Company and the Founder fail to redeem any Redeemable Shares for which redemption is requested, then during the period from the Redemption Date through the date on which such Redeemable Shares are actually redeemed and the Redemption Price is actually made, in full, such Redeemable Shares shall continue to be outstanding and be entitled to all rights and preferences of Redeemable Shares. After payment in full of the aggregate Redemption Price for all issued and outstanding Redeemable Shares, all rights of the holders thereof as shareholders of the Company shall cease and terminate and such Redeemable Shares shall be cancelled.

6.4.                                                                  Restriction on Distribution. If the Company and the Founder fail (for whatever reason) to redeem any Redeemable Shares on its due date for redemption then, as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

6.5.                                                                  To the extent permitted by law, the Company shall procure that the profits of each subsidiary and affiliate of the Company for the time being legally available for distribution shall be paid to it by way of dividend or otherwise if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Redeemable Shares required to be made pursuant to this Section 6.

7.                                      LIQUIDATION.

7.1.                                                                  Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary:

(a)         the holders of the Series A Preferred Shares shall be entitled to receive, prior to any distribution to the holders of the Ordinary Shares or any other class or series of shares then outstanding, an amount per Series A Preferred Share equal to (i) one hundred and fifty percent (150%) of the per share price of Series A Preferred Share at which time such Series A Preferred Shares were first issued, as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein (the “Preferred Share Issue Price”), plus (ii) all declared but unpaid dividends thereon (collectively, the “Preferred Share Preference Amount”). If the Company has insufficient assets to permit payment of the Preferred Share Preference Amount in full to all holders of Series A Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the Series A Preferred Shares in proportion to the full Preferred Share Preference Amount each such holder of Series A Preferred Shares would otherwise be entitled to receive under this Section 7.1.

(b)         After the full Preferred Share Preference Amount on all outstanding Series A Preferred Shares has been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall be distributed to the holders of Class B Ordinary Shares, prior to the holders of the Class A Ordinary Shares or any other class or series of shares then outstanding, an amount per Class B Ordinary Share equal to (i) one hundred and fifty percent (150%) of the deemed per share price of Class B Ordinary Share, which is US$0.0121, equivalent to RMB0.0739, as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein (the “Deemed Class B Share Issue Price”, collectively with the Preferred Share Issue Price, the “Share Issue Price”), plus (ii) all declared but unpaid dividends thereon (collectively, the “Class B Share Preference Amount”, collectively with the Preferred Share Preference Amount, the “Preference Amount”). After the full Preferred Share Preference Amount has been paid, if the remaining assets are insufficient to permit payment of the Class B Share Preference Amount in full to all holders of Class B Ordinary Shares, then the remaining assets of the Company shall be distributed ratably to the holders of the Class B Ordinary Shares in proportion to the full Class B Share Preference Amount each such holder of Class B Ordinary Shares would otherwise be entitled to receive under this Section 7.1.

(c)          After the full Preference Amount on all outstanding Series A Preferred Shares and Class B Ordinary Shares has been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis), together with the holders of the Ordinary Shares.

7.2.                                                                  Any sale of shares, merger, consolidation or other similar transaction involving the Company in which its shareholders do not retain a majority of the voting power in the surviving or resulting entity or a sale of all or substantially all the Company’s assets (the “Liquidation Event”, for avoidance of doubt, each transaction under the Acquisitions also referred herein as a Liquidation Event), shall be deemed a liquidation, dissolution or winding up of the Company, such that the provision of Section 7.1 shall apply as if all consideration received by the Company and its shareholders in connection with such event were being distributed in a liquidation of the Company. If the requirements of this Section 7 are not complied with, the Company shall forthwith either (i) cause such closing to be postponed until such time as the requirements of this Section 7 have been complied with, or (ii) cancel such transaction. For the purpose of this Section 7, the term “Company” means, the Company itself as well as any and all the subsidiaries of the Company (including but not limited to the other Group Companies), to the extent and where applicable.

7.3.                                                                  Notwithstanding any other provision of this Section 7, the Company may at any time, out of funds legally available therefor and subject to compliance with the provisions of the applicable laws of the Cayman Islands, repurchase the Class A Ordinary

Shares of the Company issued to or held by employees, officers or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any bona fide agreement providing for such right of repurchase, whether or not dividends on the Preferred Shares and Class B Ordinary Shares shall have been declared.

7.4.                                                                  In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of Preferred Shares and Ordinary Shares shall be that as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board, which decision shall include the affirmative vote from the Red Better Director. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)                     If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)                  If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)               If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board.

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board (including the Red Better Director). The Series A Majority and/or the Class B Majority shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this Section 7, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging party.

8.                                      ASSIGNMENT AND AMENDMENT.

8.1.                                                                  Assignment and Amendment. Notwithstanding anything herein to the contrary:

(a)         Information Rights; Registration Rights. The Information and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred Shares and Class B Ordinary Shares; and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities, provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 8.

(b)         Right of Participation; Right of First Refusal; Co-Sale Right; Drag-Along Right. The rights of the holders of the Preferred Share and the holders of Class B Ordinary Shares under Sections 3, 4 and 5 are fully assignable in connection with a transfer of shares of the Company by such holders of Preferred Shares and the holders of Class B Ordinary Shares; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the holders of Preferred Shares and the holders of Class B Ordinary Shares stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

8.2.                                                                  Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to the holders of Series A Preferred Shares, by the Series A Majority and their permitted assigns; provided, however, that any holder of Series A Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series A Preferred Shares or their assigns; (iii) as to the holders of Class B Ordinary Shares, by the Class B Majority and their permitted assigns; provided, however, that any holder of Class B Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Class B Ordinary Shares or their assigns; and (iv) as to the holders of Class A Ordinary Shares, by persons or entities holding a majority of the Class A Ordinary Shares and their assigns; provided, however, that any holder of Class A Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Class A Ordinary Shares or their assigns. Any amendment or waiver effected in accordance with this Section 8.2 shall be binding upon the Company, the holders of Preferred Shares, the holders of Ordinary Shares and their respective assigns.

9.                                      CONFIDENTIALITY AND NON-DISCLOSURE.

9.1.                                                                  Disclosure of Terms. The terms and conditions of this Agreement and the Share Purchase Agreement, and all exhibits attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

9.2.                                                                  Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

No announcement, press release or other public disclosure regarding each Investor’ investment in the Company or any of the transactions contemplated herein may be made by any Party hereto in any press conference, professional or trade publication, marketing materials or otherwise to the public without the prior written consent of such Investor, or use the name of each Investor or any of its Affiliate without obtaining in each instance the prior written consent of such Person.

9.3.                                                                            Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors have the need to know such information and are subject to appropriate nondisclosure obligations.

9.4.                                                                            Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Share Purchase Agreement, any of the exhibits attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 9, such party (the “Disclosing party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing party.

9.5.                                                                            Other Information. The provisions of this Section 9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

9.6.                                                                            Notices. All notices required under this section shall be made pursuant to Section 11.4 of this Agreement.

10.                               PROTECTIVE PROVISIONS.

10.1.                                                                     In addition to such other limitations as may be provided in the Restated Articles, for so long as any Preferred Shares or Class B Ordinary Shares (as applicable) are outstanding, the following acts of the Company shall require the prior written approval of the Majority Holders, provided that notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) to (w) below requires a Special Resolution (as defined in the Restated Articles) of the shareholders in accordance with the applicable Cayman law, and if the shareholders vote in favor of such act but the approval of the Majority Holder has not yet been obtained, the votes of the holders of the Series A Preferred Shares and the holders of Class B Ordinary Shares who vote against such act at a meeting of the shareholders shall be deemed to be equal to the votes of all the shareholders who vote in favor of such act plus one. For the purpose of this Section10, the term “Company” means, the Company itself as well as any and all the subsidiaries of the Company (including but not limited to the other Group Companies), to the extent and where applicable.

(a)         any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Preferred Shares or Class B Ordinary Shares; any material change to the Memorandum and Articles of Association or other charter documents of the Company, or any other actions that would adversely affect the rights of the Preferred Shares or Class B Ordinary Shares;

(b)         any action that authorizes, creates or issues any class of the Company securities having preferences superior to or on a parity with the Preferred Shares or Class B Ordinary Shares or any other securities of the Company;

(c)          creating, authorizing, reclassifying, issuing, repurchasing or redeeming any equity securities of the Company, excluding (i) any issuance of Class A Ordinary Shares upon conversion of the Series A Preferred Shares or Class B Ordinary Shares, and (ii) the issuance of Class A Ordinary Shares (or options or warrants therefor) under employee equity incentive plans approved by the Board;

(d)         any consolidation, merger, corporate reorganization, transaction or series of transactions, in which in excess of fifty percent (50%) of the Company’s voting power is transferred or in which the whole or a substantial part of the intellectual properties or the assets of the Company and/or any Group Company is sold or licensed; the combination, division, liquidation, dissolution or winding up of the Company, or termination of the business of the Company in any other manner;

(e)          any change to the Memorandum and Articles of Association or other charter documents of the Company, or any decrease or increase in the share capital of the Company, change the organization form of the Company, cease to conduct its principal business substantially as now conducted by the Company or change any material part of its principal business;

(f)           any change in the number of directors of the Company or in the manner in which the directors are appointed;

(g)          the payment or declaration of any dividend or other distribution on any shares of the Company; settle or alter the terms of any profit sharing scheme or any employee share option or share participation schemes; make awards or grants to employees under any employee stock option plan or other similar incentive schemes; change any terms of liquidation preference;

(h)         appoint, remove or settle the terms of appointment or removal of the chief executive officer or chief financial officer/financial controller of the Company, pay the remuneration to the Founder;

(i)             appoint or change any auditors of the Company, or amend the accounting and financial policies of the Company, or change the fiscal year of the Company, or change the accounting firm of the Company;

(j)            appoint, remove or settle the terms of appointment or removal of the chief operating officer, chief research officer, the chief technology officer, the chief marketing officer and any other management with a higher position of the Company;

(k)         acquire any investment or incur any commitment in excess of US$2,000,000 at any time in respect of any one transaction, or in excess of US$5,000,000 at any time in a series of transactions, in any financial year of the Company;

(l)             incurrence of any indebtedness other than the indebtedness in a commercial loan from any banks or other financial institutions out of the ordinary business course of the Company;

(m)     create or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of the Company except for the purpose of the commercial loans from any banks or other financial institutions in the ordinary course of business not in excess of US$1,000,000 (or equivalent in other currencies) in a single transaction or in excess of US$2,000,000 in a series of transactions;

(n)         sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by the Company;

(o)         any action that approves the termination of the principal business of the Company, or approves any consolidation, merger, corporate reorganization and liquidation of the Company, or appoints or removes the successors, managers, legal managers or other similar personnel;

(p)         any transaction or series of transactions between the Company and any shareholder, director, officer or employee of the Company, or any affiliate of any shareholder of the Company or any of its officers, directors or shareholders, including but not limited to the extension by the Company of any loan or guarantee for any indebtedness to such persons (excluding the transactions with Red Better and/or its affiliates);

(q)         make any equity investment in any other companies or establish a new brand for any other entities than the Group Companies;

(r)            any disposal or dilution of the equity interest directly or indirectly held by the Company in any other entities or companies;

(s)           any action that approves the sale, transfer of any equity interest (excluding the Preferred Shares and shares held by the Series A Investors or their nominees and the Class B Ordinary Shares and shares held by Red Better and Shunwei or their nominees) of the Company;

(t)            any adoption or material amendment of the Company’s business plan or budget or, or conduct any transaction in excess of such approved budget or business plan;

(u)         the increase in the compensation of any of the five (5) most highly compensated employees of the Company by more than fifty percent (50%) in a twelve (12) month period;

(v)         any other material event of the Company as the Investors and the Founder jointly present; and

(w)       any action by the Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

11.                               GENERAL PROVISIONS.

11.1.                                                                     ESOP. The Company shall not directly or indirectly issue Class A Ordinary Shares, share options or other forms of equity of the Company to employees, directors or consultants except in accordance with the employee equity compensation plans (the “ESOP”) approved by the Board (including the Red Better Director), the Series A Majority and the Class B Majority. Within two (2) years after the Closing and subject to the terms and conditions of the Transaction Documents, the shareholders and the Board (including the Red Better Director) of the Company shall adopt the resolutions to establish the ESOP. Unless the Board, the Series A Majority and the Class B Majority resolves otherwise, the employees’ restricted shares and stock options to be granted under any equity incentive plan shall vest pursuant to the following schedule: twenty-five percent (25%) of the total shares and options will vest on the first anniversary of the granting date, with the remaining seventy-five percent (75%) to vest yearly in equal installments over the next three (3) years.

11.2.                                                                     Investment in Competitors.

Each Investor hereby agrees it shall promptly inform the Group Companies when it intends to invest in any Direct Competitor of the Group Companies.

11.3.                                                                     Red Better’s Further Covenant

Each of the Founders, the Group Companies and Red Better hereby agrees and covenants that in the event that the co-ownership of the Patent may substantially putting a brake on the Qualified Initial Public Offering or the Acquisition (as defined in the Shareholders Agreement) or may have a material adverse effect on the Group Companies, it will cause Xiaomi Inc. (小米科技有限责任公司) to, as required, transfer the patents and patent applications listed in Section 3.08 of the Disclosure Schedule (as defined in the Share Purchase Agreement) to Foshan Affiliate at a consideration reasonably determined by an independent third party acting in good faith, or a consideration negotiated in good faith by Xiaomi Inc. and the Foshan Affiliate pursuant to the particular situation of the time..

11.4.                                                                     Restriction on the use of the names and logos of “Red Better” and Confidentiality.

Notwithstanding any contrary provisions specified in this Agreement, without prior written consent of Red Better, and whether or not Red Better then holds any shares of the Group Company, directly or indirectly, none of the Group Companies, Shareholders except Red Better, the Founder shall use, publish, reproduce, distribute, display or perform: (i) the names, trademarks or logos of Red Better (including any Red Better affiliates); (ii)the names, photos, pictures or logos of any Partners of Red Better (including any Red Better affiliates);(iii) any other similar names, trademarks, logos, product names, service names, emblems, domain names or any other identifiable descriptions of Red Better (including any Red Better affiliates), including but not limited to solely or in combination of Xiaomi, Lei Jun, Mitalk, Mitu, MIUI, MiCloud, Mi-world, MIPAY,  in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

11.4                                                                        Restriction on the use of the names and logos of “Sequoia” and Confidentiality.

Without the written consent of Sequoia, and whether or not Sequoia then holds any shares of the Group Company, directly or indirectly, none of the Group Companies, their shareholders (excluding Sequoia), and the Founder, shall use the name or brand of Sequoia or its affiliate, claim itself as a partner of Sequoia or its affiliate , make any similar representations. Without the written approval of Sequoia, the Group Companies, their shareholders (excluding Sequoia), and the Founder, shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or Sequoia’s subscription of share interest of the Company.

11.5.                                                                     Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11.4 by giving the other party written notice of the new address in the manner set forth above.

11.6.                                                                     Entire Agreement. The Transaction Documents (as defined in the Share Purchase Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Capitalized terms which are not defined hereinto shall have the same meaning as such in the Restated Articles.

11.7.                                                                     Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Hong Kong laws, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the Hong Kong laws to the rights and duties of the parties hereunder.

11.8.                                                                     Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

11.9.                                                                     Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

11.10.                                                              Successors and Assigns. Subject to the provisions of Section 8.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

11.11.                                                              Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

11.12.                                                              Counterparts. This Agreement may be executed in counterparts, and may be delivered by electronic or facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.13.                                                              Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

11.14.                                                              Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

11.15.                                                              Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail as regards the shareholders only. The parties (other than the Company) agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the fullest extent permissible by law.

11.16.                                                              Dispute Resolution.

(a)         Negotiation Between Parties; Mediation. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 11.16(b) shall apply.

(b)         Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Arbitration Rules (the “HKIAC Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Rules; (ii) the language of the arbitration shall be English; and (iii) the arbitration shall take place in Hong Kong.

11.17.                                                              Further Actions. Each shareholder of the Company agrees that it shall use its best effort to enhance and increase the value and principal business of the Company.

11.18.                                                              Sequoia’s Affiliates. Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC.

11.19.                                                              Effective Date. This Agreement should only take effect and become binding on and enforceable against the parties hereto subject to and upon the Closing of the Share Purchase Agreement.

– REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK –

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

Viomi Technology Co., Ltd

By:	/s/ Chen Xiaoping
Name: Chen Xiaoping (陈小平)
Title: Director

THE HK CO.:

Viomi HK Technology Co., Limited
(雲米香港科技有限公司)

By:	/s/ Chen Xiaoping
Name: Chen Xiaoping (陈小平)
Title: Director

YUNMI-SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE BVI CO.:

Viomi Limited

By:	/s/ Chen Xiaoping
Name: Chen Xiaoping (陈小平)
Title: Director

THE FOUNDER:

/s/ Chen Xiaoping
Name: Chen Xiaoping (陈小平)

YUNMI-SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE WFOE:

Lequan Technology (Beijing) Co., Limited
(乐泉科技（北京）有限公司)

By:	/s/ Chen Xiaoping
Name: Chen Xiaoping (陈小平)
Title: Legal Representative
with Company seal

THE PRC AFFILIATES:

Foshan Yunmi Electrical Technology Co.,
Ltd. (佛山市云米电器科技有限公司)

By:	/s/ Chen Xiaoping
Name: Chen Xiaoping (陈小平)
Title: Legal Representative
with Company seal

Beijing Yunmi Science and Technology Co.,
Ltd. (北京云米科技有限公司)

By:	/s/ Chen Xiaoping
Name: Chen Xiaoping (陈小平)
Title: Legal Representative
with Company seal

YUNMI-SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTOR:

Red Better Limited

By:	/s/ Lei Jun
Name:	Lei Jun
Title:	Authorized Signatory

YUNMI-SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTOR:

Shunwei Ecosystem Fund, L.P.

By: Shunwei Ecosystem Fund GP Limited,
its general partner

By:	/s/ Tuck Lye Koh
Name: Tuck Lye Koh
Title: Director

YUNMI-SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTOR:

For and on behalf of

SCC Venture V Holdco I, Ltd.

SIGNED by	/s/ Kok Wai Yee
Name:Kok Wai Yee
Authorized Signatory

YUNMI - SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTOR:

MORNINGSIDE CHINA TMT SPECIAL
OPPORTUNITY FUND, L.P.,
a Cayman Islands exempted limited partnership

By:
MORNINGSIDE CHINA TMT GP III, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By:
TMT GENERAL PARTNER LTD,
a Cayman Islands limited company,
its general partner

in on

/s/ Louise Mary Garbarino
Name: Louise Mary Garbarino
Director/Authorised Signatory

MORNINGSIDE CHINA TMT FUND III
CO-INVESTMENT, L.P.,
a Cayman Islands exempted limited partnership

By:
MORNINGSIDE CHINA TMT GP III, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By:
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company,
its general partner

in on

/s/ Louise Mary Garbarino
Name: Louise Mary Garbarino
Director/Authorised Signatory

YUNMI-SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTOR:

Shunwei Talent Limited

By:	/s/ Tuck Lye Koh
Name: Tuck Lye Koh
Title: Authorized Signatory

YUNMI-SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

SCHEDULE A

Class B Investors

Class B Investors

Shunwei Talent Limited (“Shunwei”)

Red Better Limited (“Red Better”)

SCHEDULE B

Series A Investors

Series A Investors

SCC Venture V Holdco I, Ltd. (“Sequoia”)

Shunwei Ecosystem Fund, L.P. (“GIC”)

Morningside China TMT Special Opportunity Fund, L.P.

Morningside China TMT Fund III Co-Investment, L.P. (together with Morningside

China TMT Special Opportunity Fund, L.P., “Morningside”)

Shunwei Talent Limited

EXHIBIT A

Notices

If to the Group Companies and the Founder:

Address:
Attn:
Tel:

If to Sequoia:

Address:
Attn:
Tel:
Fax:

If to GIC:

Address:
Attn:
E-mail:

With a copy to:

Attn:
Address:
E-mail:
Telephone:
Fax:

Attn:
Address:
Office:
Fax:
Email:

If to Morningside:

Address:
Attn:
Tel:
Email:

If to Shunwei:

Address:
Attn:
Email:

With a copy to:
Attention:
Address:
Telephone:
Fax:

If to Red Better:

Address:
Attn:
Fax:
Tel: